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                                                                      Exhibit 11

              ELECTRONIC TELE-COMMUNICATIONS, INC. AND SUBSIDIARY
                       COMPUTATION OF EARNINGS PER SHARE
         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1995 AND 1994

                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                               June 30                         June 30
                                                        ------------------------        ---------------------
                                                          1995           1994             1995           1994
                                                        ------------------------        ---------------------
Weighted average common
 shares outstanding:
  Class A common                                        2,003,949      2,003,768
  Class B common                                          500,000        500,000

Net effect of dilutive stock options -
 based on the treasury stock method
 using averaged market price:
  Class A common                                             --             --
                                                         -----------------------

Total shares:*
 Class A common                                         2,003,949      2,003,768       2,003,949        2,012,137
                                                         =======================       ==========================
 Class B common                                           500,000        500,000         500,000          500,000
                                                         =======================       ==========================


Net earnings (loss)                                      $187,599       $181,571        ($89,772)        $353,873

Less dividends paid:
 Class A common                                              --             --           120,237          120,147
 Class B common                                              --             --              --               --
                                                         -----------------------       --------------------------
Undistributed earnings (loss)                            $187,599       $181,571       ($210,009)        $233,726
                                                         =======================       ==========================
Allocation of undistributed
 earnings (loss):
  Class A common                                         $150,138       $145,311       ($168,073)        $187,207
  Class B common                                           37,461         36,260         (41,936)          46,519


Calculation of earnings (loss) per share:

Class A common:
 Dividends paid                                             $ --           $ --            $0.06            $0.06
 Allocation of undistributed
  earnings (loss)                                            0.08           0.07           (0.08)            0.09
                                                         -----------------------       --------------------------
 Earnings (loss) per Class A common share                   $0.08          $0.07          ($0.02)           $0.15
                                                         =======================       ==========================
Class B common:
 Dividends paid                                             $ --           $ --            $ --             $ --
 Allocation of undistributed
  earnings (loss)                                            0.08           0.07           (0.08)            0.09
                                                         -----------------------       --------------------------
 Earnings (loss) per Class B common share                   $0.08          $0.07          ($0.08)           $0.09
                                                         =======================       ==========================

* Total shares of Class A common and Class B common for the Six Months Ended June 30, 1995 and 1994, are calculated as the weighted average of the quarters included.